EXHIBIT 99.1

OTCQB: BWPC BERLIN: DGA

Degaro Innovations Corp. Changes Name To Blue Water Petroleum Corp.

Centennial, Colorado –– July 30 2013 –– Degaro Innovations Corp. (the “Company”, “we”, “us” or “our”)   announced that the Financial Industry Regulatory Authority (“FINRA”) has approved the Company’s name change from “Degaro Innovations Corp.” to “Blue Water Petroleum Corp.”

Pursuant to the terms of the previously announced Farmout Agreement with Blue Water Petroleum LLC, we agreed to change our name to “Blue Water Petroleum Corp.” as soon as practicable by filing a Certificate of Amendment with the Nevada Secretary of State and by filing an issuer company-related action notification form with FINRA.  In connection with our name change, we also requested and received an updated stock trading ticker symbol on the OTCQB, “BWPC”, which was assigned and deemed effective by FINRA as of July 30, 2013, with respect to our shares of common stock.

Blue Water Petroleum Corp.
Contact:  Ellis Martin
6025 S. Quebec, Suite 100                                                                                                           Telephone:  1-888-498-8880
Centennial, Colorado 80111

About Blue Water Petroleum Corp.

Blue Water Petroleum Corp. is an oil and gas company that has an agreement to develop shallow oil resources on up to 12,979 leased acres in southeastern Montana.  For further information please contact Ellis Martin at 1-888-498-8880.

This press release contains forward-looking statements about the Company and its business, plans, expectations and intentions. Forward looking statements are statements that are not historical facts and include, but are not limited to, statements about the Company's drill plans, expected results and future success. The forward-looking statements in this press release are subject to various risks, uncertainties and other factors that could cause the Company's actual results or achievements to differ materially from those expressed in or implied by forward looking statements. These risks, uncertainties and other factors are identified in the Company's filings with the United States Securities and Exchange Commission.